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                                                                       EX-1

                                 TERMS AGREEMENT


                                                            January 10, 1994


MAXUS ENERGY CORPORATION
717 North Harwood Street
Dallas, Texas  75201-6594

Attention:  David A. Wadsworth

Dear Sirs:

          We offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement Basic Provisions filed as an exhibit to the Company's registration statement on Form S-3 (No. 33-61350) (the "Underwriting Agreement Basic Provisions"), the following securities (the "Securities") on the following terms:

          TITLE:  9 3/8% Notes Due 2003, Series B

          PRINCIPAL AMOUNT:  $60,000,000

          INTEREST: 9 3/8% per annum, from January 18, 1994, payable semiannually on November 1 and May 1, commencing May 1, 1994, to holders of record on the preceding October 15 or April 15, as the case may be

          MATURITY:  November 1, 2003

          OPTIONAL REDEMPTION:  None

          SINKING FUND:  None

          DELAYED DELIVERY CONTRACTS:  None

          PURCHASE PRICE: 98.25% of principal amount, plus accrued interest, if any, from January 18, 1994

          EXPECTED REOFFERING PRICE: 100% of principal amount, subject to change by the undersigned

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          CLOSING:  10 A.M. on January 18, 1994 at the office of Simpson Thacher
& Bartlett, 425 Lexington Avenue, New York, New York, in New York Clearing House (next day) funds

          FORM OF SECURITIES: Notes to be issued in the form of one or more global securities registered in the name of The Depository Trust Company or its nominee (the "Depositary"); delivery of the Securities at closing will be made through the facilities of the Depositary

          ADDRESS FOR NOTICES TO UNDERWRITER: CS First Boston Corporation, Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055

          The provisions of the Underwriting Agreement Basic Provisions are incorporated herein by reference, except that the letter of Price Waterhouse to be delivered on or prior to the date hereof pursuant to subsection 5(a) of the Underwriting Agreement Basic Provisions shall not be required, and the matters to have been set forth in such letter shall instead be included in the letter of Price Waterhouse dated the Closing Date (as defined in the Underwriting Agreement Basic Provisions) and delivered pursuant to subsection 5(h) of the Underwriting Agreement Basic Provisions, which letter must be satisfactory in form and substance to the Underwriter. The opinion to be delivered pursuant to subsection 5(c) of the Underwriting Agreement Basic Provisions shall be delivered by David A. Wadsworth, Associate General Counsel for the Company and the opinion to be delivered pursuant to subsection 5(f) of the Underwriting Agreement Basic Provisions shall be delivered by Simpson Thacher & Bartlett, counsel for the Underwriters.

          Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.

                              Very truly yours,


                              CS FIRST BOSTON CORPORATION



                              By: ________________________________
                                   Michael C. Johnson
                                   Managing Director


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To:  CS First Boston Corporation
     Park Avenue Plaza
     55 East 52nd Street
     New York, New York  10055


          We accept the offer contained in you letter, dated January 10, 1994, relating to $60,000,000 principal amount of our 9 3/8% Notes Due 2003, Series B. We also confirm that, to our knowledge after due inquiry, the representations and warranties of the undersigned in the Underwriting Agreement Basic Provisions filed as an exhibit to the undersigned's registration statement on Form S-3 (No. 33-61350) (the "Underwriting Agreement Basic Provisions") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement Basic Provisions) has been issued and no proceedings for that purpose have been instituted or are threatened by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements included or incorporated by reference in the Prospectus (as defined in the Underwriting Agreement Basic Provisions), there has been no material adverse change in the financial position or result of operations of the undersigned and its Subsidiaries (as defined in the Underwriting Agreement Basic Provisions), taken as a whole, except as set forth in or contemplated by the Prospectus.

                              Very truly yours,

                              MAXUS ENERGY CORPORATION



                              By: ______________________________
                                   Vice President


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